EXHIBIT 99.6

SECOND SIGHT MEDICAL PRODUCTS, INC.

NOMINEE HOLDER ELECTION FORM

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase Units (“Units”) of Second Sight Medical Products, Inc. (“Second Sight”), said Units each comprised of one share of common stock (“Common Stock”) and one warrant to purchase an additional share of Common Stock (a “Warrant”), pursuant to the Rights Offering described and provided for in the Second Sight prospectus supplement dated January 7, 2019 (the “Prospectus Supplement”), hereby certifies to Second Sight and Broadridge Corporate Issuer Solutions, Inc., as subscription and information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus Supplement), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus Supplement), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Amount Exercised Pursuant to Basic Subscription Right	Amount Subscribed For Pursuant to Over-Subscription Privilege

1.

2.

3.

4.

5.

6.

7.

8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”)

Participant Number

[PARTICIPANT]

By:
Name:
Title:
DTC Basic Subscription Confirmation Number(s)